Exhibit 99.2

Hippo Raises Full Year Growth Outlook for Total Generated Premium

Reflecting Strong Performance in the Third Quarter 2021 and Ongoing

Business Momentum

Total Generated Premium grew to $162 million

Hippo homeowners premium retention grew to 89%

Gross Loss Ratio improving

Raising 2021 full year outlook for Total Generated Premium from $560-$570 million to $600-$605 million

PALO ALTO, CALIF. — Nov 10, 2021— Hippo Holdings Inc. (NYSE: HIPO), the home insurance group that created a new standard of care and protection for homeowners, today announced its financial results for the third quarter and nine months ended September 30, 2021. Hippo’s third quarter financial results and management commentary can be found by accessing the shareholder letter posted on the Company’s investor relations website at https://investors.hippo.com/

“The third quarter was incredibly strong for Hippo,” said Assaf Wand, Founder and CEO of Hippo. “Our results demonstrate exciting progress in the areas of our business that matter most. We delivered robust growth, improved our loss ratio, and made a number of investments which will strengthen our foundation for the future.”

Webcast and Conference Call Details

Date:	Wednesday, November 10, 2021

Time:	5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time

Dial-in:	844-200-6205 (U.S.) / +1 929-526-1599 (International)

Conf ID:	540607

Webcast: https://event.on24.com/wcc/r/3409375/9C33F2C71C58AC810819A8B736D13C60

A replay of the webcast will be made available after the call in the investor relations section of the company’s website at https://investors.hippo.com/

Forward-looking statement safe harbor

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the respective management of Hippo and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by an investor as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Hippo. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political, and legal conditions; natural or man-made catastrophes such as hurricanes, typhoons, earthquakes, floods, climate change (including effects on weather patterns; greenhouse gases; sea, land and air temperatures; sea levels; and rain and snow), nuclear accidents, pandemics (including COVID-19), or terrorism; continued impact of COVID-19 and related risks; ability to collect reinsurance recoverable, credit developments of reinsurers, and any delays with respect thereto and changes in the cost, quality, or availability of reinsurance; effects of data privacy or cyber laws or regulation; actual amount of new and renewal business, market acceptance of products, and risks associated with the introduction of new products and services and entering new markets; ability to increase use of data analytics and technology as part of business strategy; ability to attract, retain, and expand customer base; ability to compete effectively in the industry; effects of seasonal trends on results of operations; risks relating to the uncertainty of the projected financial information with respect to Hippo; risks related to the performance of Hippo’s business and the timing of expected business or revenue milestones; the effects of competition on Hippo’s business; If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither Hippo presently knows, or that Hippo currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Hippo’s expectations, plans, or forecasts of future events and views as of the date of this press release. Hippo anticipates that subsequent events and developments will cause Hippo’s assessments to change. However, while Hippo may elect to update these forward-looking statements at some point in the future, Hippo specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Hippo’s assessments of any date subsequent to the date of his press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

About Hippo

Hippo’s goal is to make homes safer and better protected so customers spend less time worrying about the burdens of homeownership and more time enjoying their homes and the life within. Harnessing real-time data, smart home technology, and a growing suite of home services, we are creating the first integrated home protection platform. Hippo is headquartered in Palo Alto, California with offices in Austin and Dallas, Texas and insurance products available to more than 80 percent of U.S. homeowners in 37 states. Hippo Insurance Services is a licensed property casualty insurance agent with commercial and personal lines products underwritten by various insurance companies. For more information, including licensing information, visit http://www.hippo.com.

Investors:

Cliff Gallant, VP of Investor Relations

investors@hippo.com

Press:

Andrea Collins, VP of Marketing

press@hippo.com

Source: Hippo Holdings Inc.